                                                                EXHIBIT 99(d)(2)


                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                    EXHIBIT A
                                       TO
               INVESTMENT ADVISORY AGREEMENT DATED OCTOBER 1, 1996

                          EFFECTIVE OCTOBER 1, 2006

EFFECTIVE DATES:

PORTFOLIO                                                 EFFECTIVE DATE
---------                                                 --------------
Strategy Aggressive Growth Allocation Fund               October 1, 1996
Strategy Growth Allocation Fund                          October 1, 1996
Strategy Growth & Income Allocation Fund                 October 1, 1996
Strategy Income Allocation Fund                          October 1, 1996
Income Builder Fund                                     February 22, 2006

ADVISORY FEES:

                                             ANNUAL ADVISORY FEE AS A PERCENTAGE OF
PORTFOLIO                                             AVERAGE DAILY NET ASSETS
---------                                    --------------------------------------
Strategy Aggressive Growth Allocation Fund                      0.10%
Strategy Growth Allocation Fund                                 0.10%
Strategy Growth & Income Allocation Fund                        0.10%
Strategy Income Allocation Fund                                 0.10%
Income Builder Fund                                             0.10%


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